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                                 EXHIBIT 23.1




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders,
DelSoft Consulting, Inc.

      We consent to the incorporation by reference in the prospectus of this Registration Statement on Form S-3 of the report dated July 28, 2000 on the financial statements of DelSoft Consulting, Inc. as of June 30, 2000 and for the years ended June 30, 2000 and 1999, which report appears in the Annual Report on Form 10-KSB for the year ended June 30, 2000 previously filed by DelSoft Consulting, Inc.

      We also consent to the reference to our Firm under the caption "Experts" in this Registration Statement.



                              /s/ J.H. Cohn LLP


Roseland, New Jersey
October 26, 2000